EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 25, 2005 relating to the consolidated financial statements and financial statement schedule of PW Eagle, Inc., which appears in PW Eagle’s Annual Report on Form 10-K for the year ended December 31, 2005.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

July 6, 2006